SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[X]      Preliminary Proxy Statement

[    ] Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
       14a-6(e)(2))

[    ] Definitive Proxy Statement

[    ] Definitive Additional Materials

[    ] Soliciting Material Pursuant to Section 240.14a-12


                            Critical Home Care, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

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[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided  by  Exchange  Act
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     paid  previously.  Identify the previous filing by  registration  statement number,  or the Form or  Schedule,  and the date of its  filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            CRITICAL HOME CARE, INC.


                                762 Summa Avenue
                            Westbury, New York 11590

                    Notice of Annual Meeting of Stockholders
                                 _________, 2004

To the Stockholders of
Critical Home Care, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Stockholders of Critical Home Care, Inc. (the "Company") will be held at ____________, on _________, ___________ _____, 2004, commencing at ______ a.m.
(local time), or at any adjournment thereof, for the following purposes:

     1. To elect five persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

     2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to amend the par value and increase the number of authorized shares of the Company's common stock to 150,000,000, $.001 par value per share from 100,000,000, $.25 par value per share;

     3. To consider and act upon a proposal to amend the Company's Articles of Incorporation to authorize the issuance of serial preferred stock, consisting of 5,000,000 shares, with authority vested in the Board of Directors of the Company to prescribe the classes, series and number of each class or series of the preferred stock of the Company and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of the preferred stock of the Corporation;

     4. To consider and act upon a proposal to amend the Company's Articles of Incorporation to eliminate preemptive rights;

     5. To consider and act upon a proposal to ratify the selection of Marcum & Kliegman LLC as the independent certified public accountants of the Company for the current fiscal year; and

     6. To consider and act upon any other proposal as may properly come before the Annual Meeting or any adjournment thereof.

The  foregoing   matters  are  more  fully  described  in  the  Proxy  Statement accompanying this Notice to which your attention is directed.

Only stockholders of record on the books of the Company at the close of business on March 29, 2004 will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

                               By Order of the Board of Directors,


                                    Bradley Smith, Secretary
_______ ___, 2004
Westbury, New York

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


                            Critical Home Care, Inc.
                                762 Summa Avenue
                            Westbury, New York 11590



                                 Proxy Statement



                         Annual Meeting Of Stockholders
                             ___________ ____, 2004



The 2004 Annual Meeting of Stockholders of Critical Home Care, Inc., a Nevada corporation, will be held on _________, ____________ ____, 2004, at ___________, located at ____________, commencing at _____ a.m., local time, and any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting, and at any adjournments and postponements of the annual meeting. We will bear the entire costs of such solicitation. The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our stockholders is ______, 2004.

If the proxy card in the accompanying form is duly executed and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing a proxy card may revoke it prior to its use. You are directed to the section entitled "Procedure for Voting by Proxy" for further information concerning a stockholder's ability to vote by proxy and to revoke a proxy once given.

Throughout this proxy statement, the terms "we," "us," "our" and "our company" refers to Critical Home Care, Inc. and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and "you" and "your" refers to the stockholders of our company.

Record Date

We have established March 29, 2004 as the record date for the annual meeting. Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the annual meeting. Our common stock currently is the only class of our securities entitled to be voted at the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the annual meeting. This list also will be available for examination during the annual meeting.

Proposals to be Considered at the Meeting

You will be asked to consider and vote at the annual meeting on the matters listed in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement.

We do not expect that any other matter will be brought before the annual meeting. If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the annual meeting. We had issued and outstanding _______ shares of our common stock as of the record date. Accordingly, there are ______ votes eligible to be cast at the annual meeting.

The election of directors (proposal number 1) is by a plurality of votes cast. Authorization for the amendments to our articles of incorporation (proposal numbers 2, 3 and 4) each require the affirmative vote of holders of a majority of our outstanding voting securities. Approval of the ratification of independent certified public accountants requires the affirmative vote of a majority of the votes actually cast on such matter.

Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called "broker non-votes," those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast. Therefore, the effect of abstentions and broker non-votes is the same as that of a vote "against" the amendments to our articles of incorporation (proposals 2, 3 and 4), while abstentions and broker non-votes will have no effect on the vote on all other proposals scheduled for vote at the annual meeting. Abstentions, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

Our directors, director-nominees and executive officers own, or are affiliates of owners, as trustees of trusts or as an equity owner in a professional corporation of, approximately _____% of the voting power entitled to be cast at the annual meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of each of the proposals being considered at the annual meeting.

Quorum

We must have a quorum in order to carry on business at the annual meeting. Under our bylaws, as amended through the record date, we must have present, in person or by proxy, holders of at least 51% of the entire issued and outstanding capital stock in order for a quorum to exist. Accordingly, we must have present, in person or by proxy, holders owning of record at least _______shares of our common stock in order for any business to be conducted at the annual meeting. Abstentions and broker non-votes will count for quorum purposes.

Procedure for Voting by Proxy

A form of proxy card is enclosed for your use. To vote without attending the annual meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

If you properly fill in your proxy in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy. If you sign the proxy, but do not make specific choices, the individuals named on your proxy will vote your shares FOR approval of each of the proposals scheduled for vote at the annual meeting.

You can still vote in person at the annual meeting, even if you have completed and returned a proxy. You may revoke your proxy at any time before it is voted by:

     -    submitting a new proxy with a later date;
     -    by voting in person at the annual meeting; or
     - by filing with our corporate secretary a written revocation of the proxy.

Attendance at the annual meeting will not of itself constitute revocation of a proxy. You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the annual meeting, which you are revoking and request a ballot in order to personally vote at the annual meeting.

If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Our common stock is the only class of our voting securities presently outstanding.

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of the date of this proxy statement by:

- each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information,
-    each of our "named executive officers" and directors, and
-    all of our executive officers and directors as a group.

The term "named executive officers" is defined in the SEC rules as those executive officers who are required to be listed in the Summary Compensation Table provided in the discussion in this proxy statement concerning proposal number 1.

Except as otherwise indicated in the notes to the following table,

- we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners, and

- the address for each beneficial owner listed in the table, except where otherwise noted, is Critical Home Care, Inc., 762 Summa Avenue, Westbury, New York 11590.

                                                              Amount and Nature of               Percentage of
Name and Address of Stockholder                             Beneficial Ownership (1)          Outstanding Shares
David Bensol............................................         6,111,768 (2)                       24.95%
Bradley Smith...........................................         1,092,641 (3)                        4.47
Eric S. Yonenson .......................................            94,444 (4)                        0.39
Mitchell Cooper.........................................            50,000 (5)                        0.20
Barbara Levine..........................................           100,000 (6)                        0.41
Delbert Spurlock, Jr....................................           100,000 (6)                        0.41
Harbor View Fund, Inc (7)...............................         2,109,448                            8.65
Allied International Fund, Inc. (8).....................         1,812,774                            7.43
Rubin Family Irrevocable Stock Trust (9)................         2,783,065                           11.41
Luigi Piccione (10).....................................         1,750,000                            7.17

All executive officers, directors and director-
     nominees as a group (six persons)..................         7,548,853                           30.30%
__________

(1) Calculated based on 24,393,026 shares issued and outstanding as of February 13 , 2004. Includes shares currently outstanding and, as to each person named, those shares which are not outstanding but which such person has the right to acquire within 60 days.

(2) Includes 100,000 shares of common stock issuable upon exercise of presently exercisable stock options.

(3) Includes 75,000 shares of common stock issuable upon exercise of presently exercisable stock options.

(4)  Includes  currently   exercisable  options  to  acquire  83,333  shares  at
     September 30, 2003, and 11,111 options which vested in the 60 days subsequent to September 30, 2003.

(5)  Includes 50,000 shares upon exercise of presently exercisable options.

(6) Includes currently exercisable options to acquire 100,000 shares at September 30, 2003. But does not include the 50,000 shares issuable upon exercise of options to be granted on each of the next three respective anniversary dates of their joining the Board on September 26 of 2004, 2005 and 2006.

(7) The address of this entity is c/o Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158.

(8)  The  address  for this entity is 488  Madison  Avenue,  New York,  New York
     10022.

(9)  The address for this  entity is 18 Pine Tree  Drive,  Great Neck,  New York
     11024.

(10) The address for this person is 15 Percy Williams Drive, East Islip, New York 11730.

                                PROPOSAL NUMBER 1
                              ELECTION OF DIRECTORS


Five individuals are to be elected as directors of our company at the annual meeting, each to hold office until the next annual meeting of shareholders, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed from office. Our board of directors has nominated each of the following persons for election as directors at the annual meeting:

                David Bensol                       Bradley Smith

                Mitchell Cooper                    Barbara Levine

                              Delbert Spurlock Jr.

Shares represented by executed proxy cards in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of the above-stated nominees, unless such nominee shall be unavailable, in which case such shares will be voted for the substitute nominee designated by our board of directors. Our board of directors has no reason to believe that any of these nominees will be unavailable or, if elected, will decline to serve. Only a plurality of votes cast are necessary for the election of the directors.


Information Concerning Director-Nominees and Executive Officers

Set forth below is a brief description of the background of each of the director-nominees, based on information provided to us by them.

Name                        Age     Principal Positions and Offices with our Company

David Bensol                48      Chief Executive Officer, President and Chairman of the Board of Directors
Bradley Smith               52      Executive Vice President, Secretary and a Director
Mitchell Cooper             49      Director
Barbara Levine              53      Director
Delbert Spurlock Jr.        61      Director


Set forth below is a brief description of the background of each of our executive officers and directors-nominees, based on information provided to us by them.

David Bensol has served as our Chief Executive Officer, President and Chairman of our Board of Directors since September 26, 2002, after working in the healthcare industry for over 25 years. He has served as the Chief Executive Officer and a director of our subsidiary, Classic Healthcare, since its formation in October 2000. From 1978 until March 1998, Mr. Bensol was the
President, Chief Executive Officer and sole owner of Newbridge Surgical Supplies, Inc., a medical supplier for home medical equipment, acute care pharmacies and specialty support surface providers throughout the five boroughs of New York City and the suburban counties of Nassau and Suffolk. In March 1998, Newbridge Surgical was acquired by Home Care Supply, Inc., another medical supplier to the home medical equipment market for the New York City metropolitan area. Upon Newbridge Surgical's acquisition by Home Care, Mr. Bensol became Home Care's executive vice president, a position he retained through January 2000. While at Home Care, he supervised Home Care's acquisition and subsequent consolidation of two other medical suppliers to the home medical equipment market for the New York City metropolitan area. From February 2000 to March 2001, Mr. Bensol served as the chief operating officer of American Prescription Providers, Inc., a New York based mail order pharmacy.

Bradley Smith has served as our Executive Vice President, Secretary and a director since September 26, 2002. He has over 25 years of experience in the home medical equipment industry. He has served as Vice President - Director of Clinical Services and a director of our subsidiary, Classic Healthcare, since he co-founded the company with David Bensol in October 2000. From 1980 to 1995, Mr. Smith was the President and sole owner of Levittown Surgical Supply, Inc., a medical supplier to the home medical equipment market for Nassau and Suffolk

Counties. In February 1995, Levittown Surgical was acquired by Newbridge Surgical Supplies, Inc., a medical supplier to the home medical equipment market for the five boroughs of New York City and the suburban counties of Nassau and Suffolk. In March 1998, Newbridge Surgical was acquired by Home Care Supply, Inc., another medical supplier to the home medical equipment market for the New York City metropolitan area. Mr. Smith directed the orthotics and prosthetic programs at both Newbridge Surgical and Home Care Supply through August 2000.

Mitchell Cooper became a director of the Company on September 26, 2002. Mr. Cooper has been a partner in the Mineola law firm of Spizz & Cooper, LLP, since 1983 where he specializes in tax matters. Mr. Cooper is a certified public accountant and holds a Master of Laws in Taxation from New York University School of Law. He is also a Special Professor of Law at Hofstra University Law School and an Adjunct Professor of Law at Touro Law School, where he teaches Finance and Accounting for Lawyers, Corporate Taxation, Advanced Corporate Taxation, Estate and Gift Taxation and Estate Planning.

Barbara Levine, Ph.D. became a director of the Company on September 27, 2002. She is the Co-Director of the Human Nutrition Program at The Rockefeller
University and the Director of Nutrition Information Center at The New York Hospital-Weill Medical College of Cornell University. Dr. Levine holds numerous professional memberships and is actively involved with local and national committees related to diet, nutrition and health issues.

Delbert Spurlock, Jr. became a director of the Company on October 17, 2002. Since May 1993, Mr. Spurlock has served as the Associate Publisher/Executive Vice President of the Daily News L.P., New York Daily News. From 1991 until January 1993, Mr. Spurlock was Deputy Secretary of Labor, U.S. Department of Labor. Prior thereto, from 1981 to 1989 he was employed by the Department of the Army, Pentagon, Washington, D.C. From 1981 to 1983, he was General Counsel and from 1983 to 1989, he was Assistant Secretary of the Army. Mr. Spurlock has held other government positions, had his own private law firm, and had numerous presentations and publications.

Committees of our Board of Directors

Our board of directors has one standing committee -- an audit committee. We do not currently have a nominating or compensation committee.

Our audit committee currently is composed of Mitchell Cooper, Barbara Levine and Delbert Spurlock, Jr., with Mr. Cooper serving as its chairman. We believe that each of these committee members is "independent," as such term is used in Item 7(d)(3)(iv)of Schedule 14A under the Exchange Act. The audit committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our internal audit staff and by our independent auditors. Its duties include:

- selecting and retaining the independent auditors, as well as ascertaining the auditors' independence;

- reviewing the scope of the audits to be conducted, as well as the results of their audits;

- approving non-audit services provided to our company by the independent auditors;

- reviewing the organization and scope of our internal system of audit, financial and disclosure controls;

- appraising our financial reporting activities, including our Annual Report on Form 10-KSB, and the accounting standards and principles followed; and

- conducting other reviews relating to compliance by employees with our internal policies and applicable laws.

Audit Committee Charter

Our board of directors adopted a charter for its audit committee in October 2002. A copy of the charter is attached hereto as Appendix A to this Proxy Statement.

Audit Committee Report

Review with Management

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended September 30, 2003.

Review and Discussions with Independent Public Accountants


The Audit Committee has discussed with Marcum & Kliegman LLP, the Company's independent accountants, the matters required to be discussed by SAS 61.

Receipt, Review and Discussions of Disclosures and Letter from the Independent Public Accountants

The Committee has received all written disclosures and the letter of the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants their independence.

Recommendation of the Audit Committee

Based on the review and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements as of and for the fiscal year ended September 30, 2003 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board of Directors of Critical Home Care, Inc. Mitchell Cooper, Chairman
Barbara Levine, Member
Delbert Spurlock, Jr., Member

Meetings of the Board of Directors and its Committees

Our board of directors held one formal meeting and took action by written consent in lieu of a meeting on sixteen occasions during our fiscal year ended September 30, 2003. Each member of our board of directors attended, in person or telephonically, the one meeting of our board held during our 2003 fiscal year.

Our Audit Committee held one formal meeting and took action by written consent in lieu of a meeting on two occasions during our fiscal year ended September 30, 2003. Each committee member attended, in person or telephonically, the one meeting held by the Audit Committee during our 2003 fiscal year with the exception of Mr. Cooper who did not attend the one meeting.


Director Compensation

Our directors who are officers or employees of the Company are not compensated for service on our Board of Directors or any committee thereof. Our directors who are not officers or employees have each been granted non-qualified stock options and receive $1,000 for attendance at each board meeting and $500 for each telephonic board meeting. These directors are also entitled to nominal compensation to cover travel costs.

Executive Officers

The following person serves as an executive officer of our Company:

Eric S. Yonenson, 55, has served as our Chief Financial Officer since March 10, 2003. From June 1994 through October 1998 Mr. Yonenson was the Chief Financial Officer of Newbridge Surgical Supplies, Inc., which was acquired by Home Care Supply, Inc., another medical supplier to the home medical equipment market. From November 1998 through August 2000, Mr. Yonenson was a supervisor with Margolin Winer & Evens LLP, a certified public accounting firm. From September 2000 until March 2003 was the controller of Jac.Vandenberg, Inc. a national fruit distributor. Mr. Yonenson is a certified public accountant, and is a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our 2003 fiscal year except David Bensol, Barbara Levine and Delbert Spurlock each filed one late Form 4.

Executive Compensation

The following table sets forth all compensation awarded to, earned by, or paid for all services rendered to us during the fiscal years ended September 30, 2003, 2002 and 2001, all compensation earned by each person who served as our chief executive officer during our 2003 fiscal year and such other persons who were serving as executive officers at the end of our 2003 fiscal year and whose total annual salary and bonus earned during our 2003 fiscal year exceeded $100,000.



                                             Summary Compensation Table
                                                                                                       Long-Term
                                                                                                     Compensation
                                                                                                    -------------
                                                                 Annual Compensation                     Awards
                                                    -------------------------------------------     -------------
                                                                                                      Securities
                                       Fiscal                                       Restricted        Underlying
Name and Principal Position(s)          Year         Salary            Bonus       Stock Awards         Options
------------------------------          ----         ------            -----       ------------         -------
David Bensol, President,                2003       $ 113,654  (1)  $     --            --                 --
   Chief Executive Officer and          2002        * 59,135             --            --              100,000 (1)
   Chairman of the Board                2001            --               --            --                 --

Bradley Smith, Executive Vice           2003       $ 125,000       $     --            --                 --
   President, Secretary and a           2002        * 59,135             --            --               75,000 (2)
   Director                             2001            --               --            --                 --

Eric S. Yonenson, Chief Financial       2003       $  65,019 (3)   $     --            --              250,000 (4)
   Officer                              2002            --               --            --                 --
                                        2001            --               --            --                 --

___________
* Amount paid for the nine months ended September 30, 2002.



(1) Pursuant to Mr. Bensol's Employment Agreement, he received options to purchase 100,000 shares which vested quarterly, commencing on December 31, 2002, and are exercisable for a five year period following the date of grant provided Mr. Bensol remains an employee of the Company. Additionally Mr. Bensol voluntarily amended his employment contract during the year to reduce his annual compensation, by $36,000, during the period January 1, 2003 through June 30, 2003.

(2) Pursuant to Mr. Smith's Employment Agreement, he received options to purchase 75,000 shares which vested quarterly, commencing on December 31, 2002, and are exercisable for a five year period following the date of grant provided Mr. Smith remains an employee of the Company.

(3) Mr. Yonenson commenced his employment with the Company on March 10, 2003, at an annual salary of $115,000 per year.


(4) Pursuant to Mr. Yonenson's Employment Agreement, he received options to purchase 250,000 shares which 50,000 shares vested upon grant, and the balance vests ratably on a monthly basis as of the last day of the month for each of the first 36 months following the date of grant as long as Mr. Yonenson remains an employee of the Company.

Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options to each of the named executive officers listed in the Summary Compensation Table Contained in the "Executive Compensation" subsection of this Proxy Statement during our fiscal year ended September 30, 2003.



Name                                             Percent of Total
                          Number of Shares      Options Granted to
                         Underlying Option      Employees in Fiscal     Exercise Price
                             Granted                  Year                 per share            Expiration Date
----------------        -------------------     -------------------    ------------------     ------------------

David Bensol                    None                   --                     --                     --

Bradley Smith                   None                   --                     --                     --

Eric Yonenson                 250,000                  62%                   $0.17               March 17, 2008



Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

None of the named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this Proxy Statement exercised any of their options during our fiscal year ended September 30, 2003.

The following table sets forth:

- the total number of unexercised options held, as of September 30, 2003, by each of the named executive officers listed in the Summary Compensation Table contained in the "Executive Compensation" subsection of this Proxy Statement, separately identified between those exercisable and those not exercisable, and

- the aggregate value of in-the-money, unexercised options held, as of September 30, 2003, by each of the named executive officers, separately identified between those exercisable and those not exercisable.



                                                   Number of                         Value of Unexercised
                                               Unexercised Options                    In-the-Money Options
                                            as of September 30, 2003                as of September 30, 2003
                                          -------------------------------        --------------------------------
Name                                      Exercisable       Unexercisable        Exercisable        Unexercisable
----                                      -----------       -------------        -----------        -------------
David Bensol                                  100,000                0          $        0         $        0
Bradley Smith                                  75,000                0          $        0         $        0
Eric Yonenson                                  83,333             166,667       $       2,500      $       5,000
__________



Employment Agreements

Employment Agreement with David Bensol


On September 26, 2002, we entered into an employment agreement with David Bensol, whereby Mr. Bensol agreed to serve as our Chief Executive Officer, President and Chairman of our Board of Directors for a term of three years. The agreement shall be automatically extended for successive one year periods unless we notify Mr. Bensol in advance in writing. The agreement provides Mr. Bensol with an annual salary of $150,000, with an increase of 10% if our net income for four quarters ending on the most recent December 31st is greater than our net income for the four quarters ended on the preceding December 31st. Other than in the year ending December 31, 2002, Mr. Bensol shall be entitled to an annual bonus as is determined by our Board of Directors. Mr. Bensol's compensation also includes options to purchase 100,000 shares of common stock of the company, which vested quarterly commencing on December 31, 2002 and are exercisable at $1.00 per share for a five year period following the date of the grant. Mr. Bensol is entitled to participate in any pension, profit sharing, group insurance, option plan, hospitalization and group health and benefit plans that we make available to senior executives. Mr. Bensol also receives four weeks paid vacation time. The agreement also contains a non-competition provision for 24 months subsequent to any termination of his employment. Additionally Mr. Bensol voluntarily amended his employment contract to reduce his annual compensation, by $ 36,000, during the period January 1, 2003 through June 30, 2003.

Employment Agreement with Bradley Smith

On September 26, 2002, we entered into an employment agreement with Bradley Smith, whereby Mr. Smith agreed to serve as our Executive Vice President, Secretary and a director for a term of three years. The agreement shall be automatically extended for successive one year periods unless we notify Mr. Smith in advance in writing. The agreement provides Mr. Smith with an annual salary of $125,000, with an increase of 7% if our net income for four quarters ending on the most recent December 31st is greater than our net income for the four quarters ended on the preceding December 31st. Other than in the year ended December 31, 2002, Mr. Smith shall be entitled to an annual bonus as is determined by our Board of Directors. Mr. Smith's compensation also includes options to purchase 75,000 shares of common stock of the company, which vested quarterly commencing on December 31, 2002 and are exercisable at $1.00 per share for a five-year period following the date of the grant. Mr. Smith is entitled to participate in any pension, profit sharing, group insurance, option plan, hospitalization and group health and benefit plans that we make available to senior executives. Mr. Smith also receives four weeks paid vacation time. The agreement contains a non-competition provision for 24 months subsequent to any termination of his employment.

Employment Agreement with Eric Yonenson

On March 10, 2003, the Company entered into an employment agreement with Eric S. Yonenson, whereby Mr. Yonenson agreed to serve as our Chief Financial Officer for a term of three years. The agreement provides Mr. Yonenson with an annual salary of $115,000, certain performance based increases and an annual bonus as determined by our Board of Directors. Mr. Yonenson's compensation also includes options to purchase 250,000 shares of common stock of the Company, 50,000 of which vested immediately and the balance vest ratably on a monthly basis for the 36 months following the date of the grant. These options are exercisable at a $0.17 per share for a five-year period following the date of the grant. Mr. Yonenson is entitled to participate in any pension, profit sharing, group insurance, option plan, hospitalization and group health and benefit plans that we make available to senior executives. Mr. Yonenson also receives four weeks paid vacation time.

Stock Plans

We have adopted the following stock plans:

-    2002 Employee Stock Incentive Plan;

Employees, salaried officers and other key persons employed or retained by our Company or our subsidiaries are eligible to participate in our stock plan. Directors who are not salaried officers or employees of our Company or our subsidiaries are not eligible to participate in the plan. The plan is administered by our board of directors or a committee composed of at least two non-employee directors.




Options granted under the plans may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), or non-qualified stock options. Non-qualified stock options may be granted in tandem with stock appreciation rights. The exercise price of options may not be less than 100% of the fair market value of the common stock as of the date of grant, except that the exercise price of ISOs granted to an employee who owns more than ten percent of the outstanding common stock may not be less than 110% of the fair market value as of the date of grant. Options may not be exercised more than ten years after the date of grant, or five years in the case of ISOs granted to an employee who owns more than 10% of the outstanding shares of our common stock. An option may be exercised by tendering payment of the purchase price to us or, at the discretion of the administrator of the plans, by delivery of shares of our common stock having a fair market value equal to the exercise price. The number of shares that may be acquired upon exercise of an option and the exercise price of an option are subject to adjustment in the event of a merger, recapitalization, stock split or stock dividend.

The following table sets forth, as of September 30, 2003:

- the number of shares of our common stock issuable upon exercise of outstanding options, warrants and rights, separately identified by those granted under equity incentive plans approved by our stockholders and those granted under plans, including individual compensation contracts, not approved by our stockholders (column A),

- the weighted average exercise price of such options, warrants and rights, also as separately identified (column B), and

- the number of shares remaining available for future issuance under such plans, other than those shares issuable upon exercise of outstanding options, warrants and rights (column C).


                                        Equity Compensation Plan Information

                                        Column A                     Column B                    Column C
                                                                                             Number of shares
                                        Number of                                         remaining available for
                                   shares to be issued           Weighted average          future issuance under
                                    upon exercise of             exercise price of          equity compensation
                                  outstanding options,          outstanding options       plans (excluding shares
                                   warrants and rights          warrants and rights       reflected in column A)
                                   -------------------          -------------------       ----------------------
Equity incentive plans
   approved by stockholders                  None
Equity incentive plans not
   approved by stockholders             1,013,100                     $0.68                         986,900
                                        ---------                     -----                         -------

Totals                                  1,013,100                     $0.68                         986,900
                                        =========                     =====                         =======



Certain Relationships and Related Transactions

The employment agreements we entered into with each of David Bensol, Bradley Smith and Eric Yonenson are discussed in the "Employment Agreements" subsection set forth previously in this Proxy Statement.

On September 26, 2002, in connection with his joining our board of directors, Mitchell Cooper was granted a five-year non-qualified stock option to purchase 50,000 shares of common stock exercisable at $1.50 per share vested immediately.

On September 26, 2002, in connection with their joining our board of directors, Dr. Barbara Levine and Delbert Spurlock, Jr. were each granted five-year non-qualified stock options to purchase 50,000 shares of common stock at an exercise price of $1.50 per share, all of which options vested immediately. In addition, Dr. Levine and Mr. Spurlock were each awarded future grants of options to purchase up to 200,000 shares of common stock based upon their continued service to the Company. These options would be granted in 50,000 share increments on each of the first four anniversary dates of their joining the board of directors exercisable at the fair market value on the respective dates of grant on the anniversary dates. Accordingly, on September 26, 2003, Dr. Levine and Mr. Spurlock were each granted options to purchase 50,000 shares of common stock at $0.23 per share, the fair market value on the date of grant, all of which vested upon grant and are exercisable for five years. In the event of a buyout of our company, their remaining future options shall be granted and will vest immediately.




Recommendation of Our Board of Directors

Our board of directors recommends that stockholders vote FOR the election as directors of each of the board's nominees as listed above.

                               PROPOSAL NUMBER 2

                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                  AND CHANGE THE PAR VALUE OF OUR COMMON STOCK

Our articles of incorporation currently provides that the number of shares of common stock which we are authorized to issue is 100,000,000, par value $.25 per share. Our board of directors has determined that it is advisable to amend our articles of incorporation to increase the number of authorized shares of our common stock to 150,000,000, and to decrease the par value to $.001 per share. A copy of the Amended and Restated Articles of Incorporation is attached hereto as Appendix B to this Proxy Statement.

If proposal number 2 is approved by you, the additional shares of our common stock so authorized, as well as shares of our common stock currently authorized but not issued or outstanding, may be issued from time to time upon authorization of our board of directors, without further approval by our stockholders, unless otherwise required by applicable law, and for such consideration as our board may determine and as may be permitted by applicable law. Our board believes the increase in the authorized shares of our common stock is necessary to provide us with the flexibility to act in the future with respect to financing programs, acquisitions, forward stock splits and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of our common stock may arise. Such a delay might deny us the flexibility that our board views as important in facilitating the effective use of the securities of our company.

The following table illustrates the effect of the increase in the number of authorized shares of our common stock.


                                                             Before the                    After the
                                                              Amendment                    Amendment
              Authorized...........................          100,000,000                  150,000,000
              Outstanding..........................           24,393,026                   24,393,026
              Reserved.............................            2,687,500                    2,687,500
              Available for future issuance........           72,919,474                  122,919,474
________________



We currently have approximately 73 million shares available for future issuance prior to the proposed amendment. However, the market price for our Common Stock was only approximately $.46 per share on March 8, 2004. Therefore, the market capitalization of all 72,919,474 million shares available for issuance is approximately $33,543,000. While there can be no assurance we will be able to complete the transaction described in the following paragraph, if we were able to do so at current market price there would be few, if any, shares available for future issuance after the completion of such transaction.

The Company has signed a non-binding letter of intent with certain unaffiliated persons to acquire their company which has an agreement to purchase all of the capital stock of a privately held company ("Target") engaged in the healthcare industry. Our letter of intent for this potential acquisition is contingent upon our arranging adequate financing, completion of due diligence, obtaining a fairness opinion, audited financial statements of Target, execution of a definitive merger agreement, execution of employment agreements of senior management of Target and approval of our respective Boards of Directors. The proposed purchase price is approximately 20 million shares of Common Stock. Up to 8 million additional shares are issuable upon the exercise of stock options to be granted as bonus compensation. The proposed financing would be for up to $11 million of our shares of Common Stock at $.25 per share, or 44 million shares plus 10% warrant coverage. In the event that we enter into any definitive agreements concerning this or any other transaction prior to the Meeting, we will supplement these proxy materials and/or adjourn the Meeting.

The increase in authorized shares is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of these shares for such a purpose is possible. Shares of our authorized but unissued common stock, as well as shares of our authorized but unissued serial preferred stock, if authorized by the approval of proposal number 3 below, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company or could be issued to purchasers who would support our board of directors in opposing a takeover proposal. In addition, the increase in authorized shares, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.

The proposed amendment would also change the par value of the authorized shares of common stock. The reduction in the par value of the common stock will help the Company to ensure that all issued and outstanding shares of common stock are designated as fully-paid and non-assessable, since for accounting purposes the required consideration for such designation will be reduced from $.25 to $.001. We believe that the proposed decrease in par value is desirable to provide us with flexibility in managing corporate funds. The adoption of the proposal will substantially decrease our required stated capital which must be added to our liabilities in determining any surplus available for dividends, distributions and other corporate purposes. The amendment, if adopted, will not change or affect the number of shares held by any stockholder. The change in par value will cause technical changes in the balance sheet as to the amounts shown as "stated value" and "capital surplus." In addition, certain states base the amount of franchise taxes and filing fees payable by a corporation on the par value of its authorized shares. Nevada recently adopted such a provision. The decrease in par value will decrease our franchise tax payments and our filing fees within the State of Nevada.


Other than the changes described in this proposal 2 and those set forth in proposals 3 and 4, the additional shares of our common stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of our common stock now authorized. Adoption of the proposed amendment to our articles of incorporation would not affect the rights of the holders of currently outstanding shares of our common stock.

The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares are subsequently issued to persons other than our current stockholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on our current stockholders.

As of the record date for the annual meeting, we had ___________ shares of our common stock outstanding and _______ shares of our common stock reserved for issuance pursuant to various outstanding options and warrants to purchase our common stock.

Interest of Our Management in the Proposal

None of our directors nor executive officers has any financial or other personal interest in the amendment to our articles of incorporation pursuant to this proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the annual meeting will be required to approve this amendment to our articles of incorporation.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval of this amendment to our articles of incorporation.

                                PROPOSAL NUMBER 3

            AMENDMENT TO OUR ARTICLES OF INCORPORATION TO AUTHORIZE
                    A CLASS OF "BLANK CHECK" PREFERRED STOCK
                   CONSISTING OF 5,000,000 AUTHORIZED SHARES


Our articles of incorporation currently provides that we are authorized to issue 5,000,000 shares of preferred stock, $.25 par value. Our board of directors has determined that it is advisable to amend our articles of incorporation to authorize us to issue up to 5,000,000 shares of preferred stock, in one or more series with each series having such rights and preferences as our board may determine when authorizing such series. This type of class of securities is commonly referred to as "blank check" serial preferred stock. A copy of the Amended and Restated Articles of Incorporation is attached hereto as Appendix B to this Proxy Statement.

If proposal number 3 is approved by you, shares of our serial preferred stock will be available for issuance from time to time for such purposes and consideration as our board of directors may approve. No further vote of our stockholders will be required in connection with the authorization of a series of preferred stock or the issuance of shares of such series, unless otherwise required by applicable law.

We have no present plans to authorize any series of preferred stock or to issue any shares within a series of preferred stock.

In the event that our board of directors does authorize, designate and issue shares of serial preferred stock, our board may exercise its discretion in establishing the terms of such serial preferred stock. In the exercise of such discretion, our board may determine the voting rights, if any, of the series of serial preferred stock being issued, which could include the right to vote separately or as a single class with our common stock and/or other series of serial preferred stock; to have more or less voting power per share than that possessed by our common stock or other series of serial preferred stock, and to vote on certain specified matters presented to our stockholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by our board when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Serial preferred stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.

Our board of directors believes the authorization of serial preferred stock is necessary to provide us with the flexibility to act in the future with respect to financing programs, acquisitions, stock splits and other corporate purposes (although no such specific activities currently are contemplated, except for the possible acquisition of an unaffiliated third party described in proposal 2 above) without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares of preferred stock may arise. Such a delay might deny us the flexibility that our board views as important in facilitating the effective use of the securities of our company.

The authorization of the serial preferred stock is not being proposed as a means of preventing or dissuading a change in control or takeover of our company. However, use of shares of serial preferred stock for such a purpose is possible. Shares of our authorized serial preferred stock, as well as shares of our authorized but unissued common stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of our company or could be issued to purchasers who would support our board of directors in opposing a takeover proposal. In addition, the existence of authority to issue serial preferred stock, as well as the issuance of a series of our preferred stock, if approved, may have the effect of discouraging a challenge for control or making it less likely that such a challenge, if attempted, would be successful.

The authorization of serial preferred stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that shares of our serial preferred stock having voting rights are subsequently issued to persons other than our current stockholders and/or in proportions other than the proportion that presently exists, such issuance could have a substantial dilutive effect on our current stockholders.

Interest of Our Management in the Proposal

None of our directors nor executive officers has any financial or other personal interest in the authorization of serial preferred stock pursuant to this proposal.




Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the annual meeting will be required to approve this amendment to our articles of incorporation.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval of this amendment to our articles of incorporation.

                                PROPOSAL NUMBER 4
                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
                         TO ELIMINATE PREEMPTIVE RIGHTS

Our board of directors has proposed that our articles of incorporation be amended to eliminate preemptive rights. Preemptive rights are the rights of existing stockholders, subject to various exceptions, to subscribe for new shares of capital stock to be issued by a company increasing its issued shares, in preference to persons who are not stockholders. The effect of approving this amendment to our articles of incorporation would be to make it clear that none of our stockholders have preemptive rights. A copy of the Amended and Restated Articles of Incorporation is attached hereto as Appendix B to this Proxy Statement.

Our company was originally incorporated in Nevada in 1994 under the name "Mojave Southern, Inc." In the articles of incorporation it was provided that our shareholders were entitled to preemptive rights. In granting this right, the articles referred to section 78.265 of the Nevada Revised Statutes. This section provided that for all companies formed before 1991, unless the articles of incorporation so provide, preemptive rights do exist. In 1991, Nevada reversed this by adopting section 78.267 and changed the law to provide that for companies incorporated after 1991, stockholders do not have preemptive rights unless the articles of incorporation so provide.

In connection with current management's recent review of our charter documents, it was discovered that the wrong Nevada section was referred to. Because Mojave Southern was formed after 1991, section 78.267 should apply and our stockholders should not have preemptive rights. Therefore, our board believes it is in our best interest to adopt an amendment to our articles of incorporation to expressly eliminate preemptive rights.

Because our current stockholders may have preemptive rights, since we merged with New York Medical (previously known as Mojave Southern) in September 2002, we may be liable to these stockholders for not offering them the right to purchase shares of our Company in connection with various issuances of shares of our common stock. These issuances include an aggregate of 8,497,000 shares which have been issued since September 2002 consisting of: 668,000 shares issued upon conversion of promissory notes issued in the Company's private placement in November 2002; 1,750,000 shares issued in connection with the Company's acquisition of assets of All Care Medical Products; 5,725,000 shares issued in the Company's reverse acquisition of New York Medical, Inc.; 100,000 shares issued as payment of interest and 254,000 shares issued in settlement of amounts due to an affiliate. Any claims made by the stockholders will be subject to the applicable statute of limitations provisions. Thus, the Company has reserved for issuance up to an additional 8,497,000 shares of common stock issuable upon the same terms as those previously issued since September 2002, as well as the shares issuable under Proposal 2 above.

We have no current plans or intentions to engage in any transaction other than the Target acquisition described in Proposal 2 above that would otherwise give rise to preemptive rights if such rights existed. We think it is appropriate to remove any question about the existence of such rights at this time, so that later resolution of the issue would not delay our ability to take advantage of opportunities for equity financings that could become available in the future.

Interest of Our Management in the Proposal

None of our directors nor executive officers has any financial or other personal interest in the amendment to our articles of incorporation pursuant to this proposal.



Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date for the annual meeting will be required to approve this amendment to our articles of incorporation.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval of this amendment to our articles of incorporation.

                                PROPOSAL NUMBER 5
                      RATIFICATION OF SELECTION OF AUDITORS

Introduction

The firm of Marcum & Kliegman LLP has been appointed as the firm of certified public accountants to audit our books and records for our fiscal year ending September 30, 2004. This appointment was made by our board of directors. Under this proposal, we are asking our stockholders to ratify this appointment. Stockholder ratification in not required. If our stockholders do not approve this proposal, our board of directors may, but is not required to, reconsider the appointment.

Change in Certifying Accountants

Grassi & Co., CPA's, P.C. served as our auditor through the fiscal year ended September 30, 2002. Our board determined not to renew the engagement of Grassi & Co.. CPA's, P.C. on May 2, 2003 and selected Marcum & Kliegman LLP as our new auditors.

The reports of Grassi & Co.,CPA's, P.C. on the consolidated financial statements of our company as of September 30, 2002 and December 31, 2001 for the nine months and year ended respectively contained no adverse opinion or disclaimer of opinion and were not otherwise qualified or modified as to uncertainty, audit scope or accounting principal. Through the date of our determination not to renew the engagement of Grassi & Co., CPA's, P.C. , we had no disagreements with Grassi & Co., CPA's, P.C. on any matters relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Grassi & Co., CPA's, P.C. , would have cause Grassi & Co., CPA's, P.C. to make reference to the subject matter of the disagreement(s) in connection with Grassi & Co., CPA's, P.C.'s audit report for either or both of such last two fiscal years. In addition, during our two most recent fiscal years and through the date of our determination not to renew the engagement of Grassi & Co., CPA's, P.C. , neither we nor anyone acting on our behalf consulted with Marcum & Kliegman LLP on matters regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered for our financial statements.

We requested that Grassi & Co., CPA's, P.C. furnish a letter addressed to the SEC stating that it agreed with the above statements relating to Grassi & Co., CPA's, P.C. A copy of such letter, dated May 5, 2003, was filed as exhibit 16.0 to our Current Report on Form 8-K (Date of Report: May 2, 2003), filed with the SEC on May 7, 2003.

A representative of Marcum & Kliegman LLP is expected to be present at the annual meeting and to answer any questions asked of them.

Information Concerning Fees

In May 2003, we first engaged Marcum & Kliegman LLP to audit our consolidated financial statements and to perform certain other non-audit services on our behalf. Fees billed to us by Marcum & Kliegman for services rendered with respect to our 2003 fiscal year were as follows:

          -    Audit fees: $81,000;
          -    Audit-Related Fees: $0;
          -    Tax fees: $10,000; and
          -    All other fees: $0.

Other fees relate to federal, state and local tax return preparation.

Audit Committee Administration of Engagement

Prior to the engagement of Marcum & Kliegman LLP, our audit committee considered whether the provision of the financial information systems design and implementation and all other non-audit services was compatible with maintaining the accounting firm's independence. Our audit committee has recommended to our board of directors that Marcum & Kliegman be engaged to audit our consolidated financial statements for our fiscal year ended September 30, 2004.


Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock actually cast at the annual meeting on this proposal number 5 will be required to approve the ratification of our selection of Marcum & Kliegman LLP as the firm of certified public accountants to audit our books and records for our fiscal year ending September 30, 2004.

Recommendation of Our Board of Directors

Our  board  of  directors   recommends  that  our  stockholders   vote  FOR  the
ratification of the appointment of Marcum & Kliegman LLP as our independent auditor for the year ending September 30, 2004.

                                  OTHER MATTERS

Our board of directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement. If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.


                            EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the annual meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.


                              STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in Next Year's Proxy Statement

To be considered for inclusion in our next year's proxy statement, stockholder proposals must be received at our principal's executive offices no later than the close of business on ______, 2005. Proposals should be addressed to Bradley Smith, Secretary, Critical Home Care, Inc., 762 Summa Avenue, Westbury, New York 11590.



Other Stockholder Proposals for Presentation at Next Year's Annual Meeting

For any proposal that is not submitted for inclusion in our next year's proxy statement, but is instead sought to be presented directly at the 2005 annual meeting, SEC rules will permit management to vote proxies in its discretion if we:

     - receive notice of the proposal before the close of business on _____ __, 2005 and advise our stockholders in our 2005 proxy statement about the nature of the matter and how management intends to vote on such matter, or

     - do not receive notice of the proposal prior to the close of business on _______ ___, 2004.

Notices of intention to present proposals at the 2004 annual meeting should be addressed to Bradley Smith, Secretary, Critical Home Care, Inc., 762 Summa Avenue, Westbury, New York 11590.


                         AVAILABILITY OF OUR FORM 10-KSB

Copies of our Annual Report on Form 10-KSB are being provided with this proxy statement. Copies of exhibits to our Annual Report are available upon written request delivered to Bradley Smith, Secretary, Critical Home Care, Inc., 762 Summa Avenue, Westbury, New York 11590.

                                           By order of the Board of Directors,

                                           Bradley Smith, Secretary
Westbury, New York
________ ___, 2004

                                                                      APPENDIX A
                            Critical Home Care, Inc.

                             Audit Committee Charter

                            Adopted October 18, 2002


     1. MEMBERSHIP. The membership of the Audit Committee (the "Committee") of Critical Home Care, Inc. (the "Company") will consist of no less than two members of the Board of Directors, of which a majority of whom are independent from management, financially literate, and at least one of whom has accounting or related financial management expertise.

     2. MEETINGS. The Committee shall meet prior to the release and filing of annual and quarterly financial reports with the Company's financial management and its independent auditors to review and discuss such reports. Meetings also may be called by the Chairman or a majority of members of the Committee and shall be held during normal business hours and at a mutually agreeable location. Meetings may be held by conference telephone or similar methods by means of which all persons participating in the meeting can hear and speak to each other.

     3. VACANCIES. The Board of Directors shall designate members of the Board who meet the requirements set forth in Section 1, above, to fill vacancies.

     4. DUTIES AND RESPONSIBILITIES. In the interest of proper financial management and in compliance with applicable rules and regulations of the Securities and Exchange Commission, American Stock Exchange and similar entities, the Committee will:

          a. Recommend the selection of an independent auditor to be approved by the Board of Directors and the shareholders, after reviewing the amount of non-audit services provided in the prior year, and require the selected auditor to confirm its independence from management consistent with Independence Standards Board 1;

          b. Consult with the independent auditor with respect to the scope of the Audit Plan and review the Plan's effectiveness after completion of the audit;

          c. Review, in combination with the independent auditor, the report of audit, or proposed report of audit, and the accompanying management letter or other statement to be included in the Annual Report to Shareholders;


          d. Consult with the independent auditor with regard to the adequacy of internal controls;

          e. Evaluate the financial and accounting functions of the Company, including personnel, systems, controls, and overall organization;

          f. Provide communication links between the Board of Directors and the independent auditors;


          g. Review the programs the Company has put in place to insure meeting the key objectives and provide appropriate comments and suggestions to the responsible management;

          h. Ensure that the Company has adequate controls, policies, and procedures in place to assure compliance with applicable laws, regulations and company policy;

          i. Inform the Board of Directors on a quarterly basis (and as needed) of any significant situations that could have an important impact on the business;

          j. Review all important policies as outlined above and insure compliance by appropriate reports from the responsible management;

          k. Review the applicability and effectiveness of this Charter and annually recommend to the Board of Directors its renewal or amendment; and

          l. In all of the above, act in an advisory role to management, in an information role to the full Board of Directors, and in a direct role with regard to the audit and reporting functions of the external auditors.

                                                                      APPENDIX B

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       of
                            CRITICAL HOME CARE, INC.

(Pursuant to Section 78.385, 78.390 and 78.403 of the Nevada General Corporation
Law)


     The undersigned, President of Critical Home Care, Inc.(the "Corporation"), does hereby certify as follows:

1.   The name of the Corporation is: Critical Home Care, Inc.

2. The Articles of Incorporation of the Corporation have been amended (the "Amendments") by amending Article 4 to change the par value and increase the number of authorized shares of the Company's common stock to 150,000,000, $.001 par value per share, from 100,000,000, $.25 par value per share, and authorize the issuance of serial preferred stock, consisting of 5,000,000 shares, with authority vested in the Board of Directors of the Company to prescribe the classes, series and number of each class or series of the preferred stock of the Company and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of the preferred stock of the Corporation and by deleting Article 12 in its entirety.

3. The Board of Directors of the Corporation adopted a resolution setting forth the Amendment and declaring its advisability.

4. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
     _________%.

5. The text of the Articles of Incorporation as amended or supplemented is restated to read in its entirety as follows:

          1.   The name of this corporation is: Critical Home Care, Inc.

          2. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

          3.   The nature of the business is to engage in any lawful activity.


          4. The number of shares of common stock the Corporation is authorized to issue is 150,000,000 shares of Common Stock, $.001 par value. The number of shares of preferred stock the Corporation is authorized to issue is 5,000,000, all of which are of a par value of $.001 each (the "Preferred Stock"). Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights, and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

                    (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the Board of Directors;

                    (ii) The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative.

                    (iii) The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for any other class or classes of the Corporation and the terms and conditions of such conversion or exchange;

                    (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                    (v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the Corporation;



                    (vi) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                    (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the stockholders, and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more Directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

                    No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.


          5. The members of the governing board of the Corporation shall be styled directors, of which there shall be no less than 1.

          6.   This Corporation shall have perpetual existence.

          7.   This  Corporation  shall  have  a  president,   a  secretary,   a
               treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

          8. The Capital Stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

          9. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.


         Dated: _______, 2004


                                                        ________________________
                                                         David Bensol, President

                            CRITICAL HOME CARE, INC.

The undersigned hereby appoints David Bensol and Eric Yonenson, or either of them, attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned, to vote as proxy all the shares of the undersigned in Critical Home Care, Inc., a Nevada corporation (the
"Corporation"), at the 2004 Annual Meeting of the Stockholders of the Corporation, scheduled to be held on ________ ___, 2004, and any adjournments or postponements thereof, as follows:

This proxy is being solicited on behalf of the Board of Directors of the Corporation. The board recommends a vote FOR each of the following proposals.

1.   Election  of the  following  nominees  to the  Board  of  Directors  of the
     Corporation:

David Bensol                      Bradley Smith                  Mitchell Cooper
               Barbara Levine                  Delbert Spurlock, Jr.

 |_|     FOR the nominees listed above
 |_|     WITHHOLD authority to vote for all nominees
 |_|     Withhold authority to vote for the following individual nominees:


                                 [Print Name(s)]

2. To amend the Corporation's Articles of Incorporation to increase the number of authorized shares of the Corporation's common stock and change the par value to 150,000,000 shares, $.001 par value per share from 100,000,000 shares, $.25 par value per share:

          |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

3. To amend the Corporation's Articles of Incorporation to authorize the issuance of serial preferred stock:

          |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

4.   To  amend  the   Corporation's   Articles  of  Incorporation  to  eliminate
     preemptive rights:

          |_|  FOR               |_|  AGAINST               |_|  ABSTAIN


5. To ratify the selection of Marcum & Kliegman LLC as the independent certified public accountants of the Corporation for the current fiscal year:

          |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

6. Upon such other business as may properly come before the meeting or any adjournment thereof.

          |_|  FOR               |_|  AGAINST               |_|  ABSTAIN

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR EITHER OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ABOVE-LISTED DIRECTOR-NOMINEES AND FOR PROPOSALS 2 THROUGH 6, AS SET FORTH ON THE REVERSE HEREOF. RECEIPT OF THE CORPORATION'S PROXY STATEMENT, DATED _______ ____, 2004, IS HEREBY ACKNOWLEDGED.


Dated:_____________________________ , 2004


[L.S.]

[L.S.]

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)



                       PLEASE MARK, DATE, SIGN AND RETURN
                     THIS PROXY IN THE ACCOMPANYING ENVELOPE